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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equifax Inc. 2001 Nonqualified Stock Incentive Plan of our report dated February 18, 2004, with respect to the consolidated financial statements of Equifax Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 4, 2004

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  Exhibit 23.1
Consent of Independent Auditors